                                                                   EXHIBIT 10.10


                           AGREEMENT OF CANCELLATION
                           -------------------------
                                  AND RELEASE
                                  -----------

     THIS AGREEMENT OF CANCELLATION ("Agreement") is effective as of noon on March 10, 1999, by and between INTELLIGENT LIFE CORPORATION, a Florida corporation ("the Company") and WILLIAM P. ANDERSON, III, an individual resident of the state of Florida and employee of the Company ("Anderson").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, the Company and Anderson desire to cancel those agreements entered into by and between Intelligent Life Corporation and William P. Anderson, III, which are listed on Exhibit A and incorporated by reference herein.
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     NOW, THEREFORE, in consideration of the promises and covenants contained herein, one dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties agrees as follows:

     1.  Cancellation.  The parties hereto cancel, terminate and nullify all
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those certain agreements specified on Exhibit A (hereinafter defined as "Prior
Agreements"). The parties forfeit any and all rights under the Prior Agreements and to the extent any agreements grant rights in futuro, those rights are deemed null and void.

     2.  Release.  The parties hereto are estopped from asserting, and hereby
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release fully and completely, any rights, claims, and benefits under any and all Prior Agreements whether in law or in equity. Notwithstanding the foregiving, in any event in which the terms of Prior Agreements are deemed to survive the termination of such agreements; those terms are deemed null and void.

     3.  No Other Agreements.  The parties agree that there are no other
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agreements, arrangements or understandings, written or oral, regarding the employment or compensation of Anderson by the Company other than those listed on Exhibit A attached hereto.
---------

     4.  Further Assurances.  The parties hereto will at any time after the date
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hereof, sign, execute, and deliver, or cause others so to do, all such powers of attorney, stock powers, assignments, documents, and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the actions and understandings contemplated by this Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement of Cancellation effective as of the date first above written.

EXECUTIVE:                                     COMPANY:

WILLIAM P. ANDERSON, III                       INTELLIGENT LIFE CORPORATION


/s/ William P. Anderson, III                   By: /s/ Peter W. Minford
--------------------------------                   -----------------------------
William P. Anderson, III                       Name: Peter W. Minford
                                                     ---------------------------
                                               Title: Senior Vice President
                                                      --------------------------

                                   EXHIBIT A
                                   ---------

1. Restricted Stock Grant between the Company and Executive dated as of March 23, 1998

2. Promissory Note dated March 23, 1998, that certain Severance Agreement between the Company and the Executive dated as of March 23, 1998

3. Noncompetition Agreement between the Company and the Executive dated as of November 28, 1998

4. Employee Nondisclosure and Developments Agreement between the Company and Executive dated as of November 28, 1998

5. Cancellation and Stock Purchase Agreement between the Company and the Executive dated March 10, 1999.

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